SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2006

VASCO Data Security International, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320

(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois	60181

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (630) 932-8844

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition

On February 21, 2006, VASCO Data Security International, Inc. (VASCO) issued a press release providing a financial update for the fourth quarter and year ended December 31, 2005. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 21, 2006, VASCO held a conference call with investors to discuss VASCO’s fourth quarter earnings and results of operations for the year ended December 31, 2005. A script read by officers of VASCO during the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The press release and the comments by VASCO during the conference call contained a non-GAAP financial measure within the meaning of the Securities and Exchange Commission’s Regulation G.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

The press release contained a reference to EBITDA and provided a reconciliation of EBITDA to net income on the face of the Consolidated Statement of Operations. EBITDA, which is earnings before interest, taxes, depreciation and amortization, is computed by adding back net interest expense, income tax expense, depreciation expense, and amortization expense to net income as reported.

We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors are facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of the our performance. Similarly, our Consolidated Statement of Cash Flows provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

ITEM 9.01   Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description

99.1	Press release, dated February 21, 2006, providing financial update of VASCO Data Security International, Inc. for the fourth quarter and year ended December 31, 2005.

99.2	Text of script for February 21, 2006 Earnings Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	VASCO Data Security International, Inc.

(Registrant)

	By:	/s/Clifford K. Bown

Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release, dated February 21, 2006, announcing financial update of VASCO Data Security International, Inc. for the fourth quarter and year ended December 31, 2005.

99.2	Text of script for February 21, 2006 Earnings Conference Call.